Exhibit 10.9

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is made as of the 17h day of October, 2022, and amends and is supplemental to that certain credit agreement dated as of September 29, 2022 (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and is by and among (i) Next.e.GO Mobile SE, a European company (Societas Europaea) existing under the laws of the European Union and the Federal Republic of Germany with registered seat in Aachen (the “Borrower”), as borrower, (ii) the lenders party thereto (the “Lenders”), and (iii) Brucke Agent LLC, as administrative agent and collateral agent (the “Administrative Agent”). Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S E T H

WHEREAS, the Administrative Agent, the Lenders and the Borrower have agreed that this Amendment be executed and delivered in order to, among other things, modify the conditions to and the timeline under which the Second Borrowings may occur.

WHEREAS, the Administrative Agent has agreed to amend and modify certain terms and provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment of the Credit Agreement. The parties hereto agree that:

(a) Section 1.01 of the Credit Agreement shall be amended by adding the following definitions in the appropriate alphabetical order:

““Fourth Borrowing” means the fourth Borrowing under this Agreement to be made in accordance with in Section 2.02.”

“”Fourth Closing Date” means the first date all the conditions precedent in Section 4.04 are satisfied or waived in accordance with Section 9.02.”

(b) Section 1.01 of the Credit Agreement shall be amended by deleting the following definitions and replacing them with the following:

““Closing Date” means the First Closing Date, the Second Closing Date, the Third Closing Date or the Fourth Closing Date, as applicable.”

“Commitments” mean with respect to each Lender, the commitments of such Lender to make a Loan on the First Closing Date, the Second Closing Date, the Third Closing Date or the Fourth Closing Date in the applicable amount of such Lender’s Commitment set forth on Schedule 2.01, as such commitment shall be terminated pursuant to Section 2.06.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the ability of the Borrower to perform its Obligations, (ii) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party or (iii) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Loan Document.”

(c) Section 2.01 of the Credit Agreement shall be amended by deleting the entire provision and replacing it with the following:

“Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a Loan to the Borrower on the First Closing Date, the Second Closing Date, the Third Closing Date and the Fourth Closing Date in an aggregate principal amount equal to such Lender’s applicable Commitment. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.”

(d) Section 2.02 of the Credit Agreement shall be amended by deleting the entire provision and replacing it with the following:

“SECTION 2.02 Loans and Borrowings.

(a) Borrowings. Each of the First Borrowing, the Second Borrowing, the Third Borrowing and the Fourth Borrowing shall be made by the Lenders ratably in accordance with their respective Commitments.

(b) Borrowing Amounts; Limitation on Number of Borrowings. The First Borrowing shall be in an aggregate amount of no more than $[*]. The Second Borrowing shall be in an aggregate amount of no more than $[*]. The Third Borrowing shall be in an aggregate amount of no more than $[*]. The Fourth Borrowing shall be in an amount equal to $[*] less the amount of the First Borrowing, the Second Borrowing and the Third Borrowing. At no time shall there be an aggregate principal amount of greater than $15,000,000 outstanding hereunder. No additional Borrowing shall be made hereunder.”

(e) Section 3.05 of the Credit Agreement shall be amended by deleting subsection (b) and replacing it with the following:

“(b) No Material Adverse Change. Since the date of the Audited Financial Statements, there has been no event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, other than a decrease in cash and cash equivalents.”

(f) Section 4.02 of the Credit Agreement shall be amended by deleting the provision and replacing it with the following:

“Section 4.02 Conditions to the Second Borrowing. The obligation of each Lender to make the Second Borrowing on the Second Closing Date is additionally subject to the satisfaction of the following conditions:

(a) Promissory Note. The Administrative Agent shall have received from the Borrower a promissory note (in respect of the Second Borrowing) signed on behalf of the Borrower (or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of such promissory note).

(b) Evidence of Perfection of Security Interest. The Collateral Agent shall have received all such evidence as the Collateral Agent shall reasonably request to ensure the perfected status of the security interests in all Collateral subject to the Initial Security Documents.

(c) Opinion of Counsel to Borrower. The Administrative Agent shall have received a German law opinion of Sullivan & Cromwell LLP, counsel to the Borrower, addressed to the Administrative Agent and the Lenders and dated as of the Second Closing Date regarding the Borrower’s capacity, in form and substance satisfactory to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to such Persons).

(d) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request.

Without limiting the generality of Section 8.03(c), for purposes of determining satisfaction of the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Closing Date specifying its objection thereto.

The Administrative Agent shall notify the Borrower and the Lenders of the Second Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make the Second Borrowings under the Facility hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m. (New York City time) on October 18, 2022 (and, in the event that such conditions are not so satisfied or waived, the Commitments shall terminate at such time, unless the Administrative Agent (acting at the direction of the Required Lenders) grants an extension in its sole discretion).”

(g) Section 4.03 of the Credit Agreement shall be amended by deleting the provision and replacing it with the following:

“Section 4.03 Conditions to the Third Borrowing. The obligation of each Lender to make the Third Borrowing on the Third Closing Date is additionally subject to the satisfaction of the following conditions:

(a) Promissory Note. The Administrative Agent shall have received from the Borrower a promissory note (in respect of the Third Borrowing) signed on behalf of the Borrower (or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of such promissory note).

(b)   Evidence of Perfection of Security Interest. The Collateral Agent shall have received all such evidence as the Collateral Agent shall reasonably request to ensure the perfected status of the security interests in all Collateral subject to the Initial Security Documents.

(c)  IP Notes Financing Progress. The Administrative Agent shall have received evidence in form and substance satisfactory to the Administrative Agent that sufficient and timely progress has been made in respect of the IP Notes Financing.

(d) Agreed Third Borrowing Invoices. The Administrative Agent shall have received a written Certificate certified by the Responsible Officer of the Borrower setting forth the Agreed Third Borrowing Invoices to be paid with the proceeds of the Third Borrowing and certifying the funds from the Second Borrowing were used to pay the Agreed Second Borrowing Invoices, in each case, as set forth in Section 5.12.

(e) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request.

Without limiting the generality of Section 8.03(c), for purposes of determining satisfaction of the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Third Closing Date specifying its objection thereto.

The Administrative Agent shall notify the Borrower and the Lenders of the Third Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make the Third Borrowings under the Facility hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m. (New York City time) on October 28, 2022 (and, in the event that such conditions are not so satisfied or waived, the Commitments shall terminate at such time, unless the Administrative Agent (acting at the direction of the Required Lenders) grants an extension in its sole discretion).”

(h) Section 4.04 of the Credit Agreement shall be amended by deleting the provision and replacing it with the following:

“Section 4.04. Conditions to Fourth Borrowing. The obligation of each Lender to make the Fourth Borrowing on the Fourth Closing Date is additionally subject to the satisfaction of the following conditions:

(a)  Promissory Note. The Administrative Agent shall have received from the Borrower a promissory note (in respect of the Fourth Borrowing) signed on behalf of the Borrower (or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of such promissory note).

(b) Underwriting Commitment. The Administrative Agent shall have received a commitment by the relevant insurance company to underwrite the IP Notes Financing.

(c) IP Notes Term Sheet. The Administrative Agent shall have received a signed term sheet concerning the IP Notes Financing.

(d) Agreed Fourth Borrowing Invoices. The Administrative Agent shall have received a written Certificate certified by the Responsible Officer of the Borrower setting forth the Agreed Fourth Borrowing Invoices to be paid with the proceeds of the Fourth Borrowing and certifying the funds from the Third Borrowing were used to pay the Agreed Third Borrowing Invoices, in each case, as set forth in Section 5.12.

(e) Cash-Flow-Forecast and Solvency Confirmation. The Administrative Agent shall have received the Borrower’s latest up-to-date Cash-Flow-Forecast together with an up-to-date Solvency Confirmation.

(f) Opinion of Counsel to Borrower. The Administrative Agent shall have received an opinion of Sullivan & Cromwell LLP, counsel to the Borrower, addressed to the Administrative Agent and the Lenders and dated as of the applicable Closing Date, in form and substance satisfactory to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to such Persons).

Without limiting the generality of Section 8.03(c), for purposes of determining satisfaction of the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Fourth Closing Date specifying its objection thereto.

The Administrative Agent shall notify the Borrower and the Lenders of the Fourth Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make the Fourth Borrowings under the Facility hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m. (New York City time) on November 15, 2022 (and, in the event that such conditions are not so satisfied or waived, the Commitments shall terminate at such time, unless the Administrative Agent grants an extension in its sole discretion).”

(i) Section 4.05 of the Credit Agreement shall be amended by deleting the provision and replacing it with the following:

“Section 4.05. Conditions to All Borrowings. The obligation of each Lender to make a Borrowing (including its First Borrowing) is additionally subject to the satisfaction of the following conditions:

(a) Borrowing Request. The Administrative Agent shall have received a written Borrowing Request in accordance with the requirements hereof.

(b) Representations and Warranties. The representations and warranties of the Borrower set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such Borrowing (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date), and excluding, after the First Closing Date, the representations and warranties set forth in Section 3.05(b) and Section 3.06.

(c) No Default. No Default shall have occurred and be continuing or would result from such Borrowing or from the application of proceeds thereof.

(d) Fees and Expenses. The Borrower shall have paid all fees, costs and expenses (including legal fees and expenses) agreed in writing to be paid by it to the Agents and the Lenders in connection herewith to the extent due (and, in the case of expenses (including legal fees and expenses), to the extent that statements for such expenses shall have been delivered to the Borrower on or prior to the applicable Closing Date).

(e) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the applicable Closing Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in this Section and compliance with the conditions set forth in clauses (b) and (c) of the first sentence of this Section 4.05.

(f) Solvency Certificate. The Administrative Agent shall have received a certificate dated the applicable Closing Date and signed by a Responsible Officer of the Borrower, confirming the Borrower is Solvent.

Each Borrowing Request by the Borrower hereunder and each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on and as of the date of the applicable Borrowing as to the matters specified in clauses (b) and (c) above in this Section.”

(j) A new Section 4.06 of the Credit Agreement shall be added immediately after Section 4.05 with the following:

“Section 4.06. Conditions Subsequent. As an accommodation to the Borrower, the Administrative Agent, the Collateral Agent and the Lenders have agreed to execute this Agreement and to make the Loans notwithstanding the failure by the Borrower to satisfy the conditions set forth below on or before the First Closing Date. In consideration of such accommodation, the Borrower agrees that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including those conditions set forth in Sections 4.01 through 4.05, the Borrower shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Borrower to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the First Closing Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 4.06):

(a) [*].

(b) Evidence of Perfection of Security Interest. The Collateral Agent shall receive, no later than five (5) Business Days after the First Closing Date, all such evidence as the Collateral Agent shall reasonably request to ensure the perfected status of the security interests in all Collateral subject to the Initial Security Documents. The Collateral Agent shall receive, no later than five (5) Business Days after the Third Closing Date, all such evidence as the Collateral Agent shall reasonably request to ensure the perfected status of the security interests in all Collateral subject to the Follow-on Security Documents.

(c) Agreed Second Borrowing Invoices. The Administrative Agent shall have received a written certificate signed by a Responsible Officer of the Borrower setting forth the Agreed Second Borrowing Invoices to be paid with the proceeds of the Second Borrowing as set forth in Section 5.12 within three (3) Business Days of the Second Closing Date.

(d) Follow-on Security Documents. The Borrower shall have executed and delivered to the Collateral Agent each Follow-on Security Document by October 27, 2022.

(e) Subordination of Shareholder Loans. The Administrative Agent shall have received, no later than thirty (30) days after the First Closing Date, German law governed subordination agreements in relation to each other Subordinated Shareholder Loan which shall include, inter alia, the qualified subordination (qualifizierter Rangrücktritt) of such Subordinated Shareholder Loan and a restriction on payments on such Subordinated Shareholder Loan;

(f) [*]

(k) Schedule 2.01 of the Credit Agreement shall be amended by deleting the Schedule and replacing it with the following:

“Commitments and Lenders

First Borrowing

Name of Lender	Commitment
Brucke Funding LLC	$	[*]
TOTAL	$	[*]

Second Borrowing

Name of Lender	Commitment
Brucke Funding LLC	$	[*]
TOTAL	$	[*]

Third Borrowing

Name of Lender	Commitment
Brucke Funding LLC	$	[*]
TOTAL	$	[*]

Fourth Borrowing

Name of Lender	Commitment
Brucke Funding LLC	$15,000,000 less the amount of the First Borrowing, the Second Borrowing and the Third Borrowing

TOTAL	$15,000,000

2. No Other Amendment. All other terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

3. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

4. Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Security Documents are ratified and confirmed and continue in full force and effect. The Borrower hereby agrees that the Credit Agreement, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law). All references in any Security Document to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby. This Amendment is a Loan Document.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

6. Expenses of Administrative Agent. The Borrower agrees to pay on demand all reasonable and documented costs and expenses incurred by Administrative Agent in connection with any and all amendments, modifications, and supplements to the Credit Agreement and the other Loan Documents in accordance with the Credit Agreement.

7. Release. THE BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE ADMINISTRATIVE AGENT, THE LENDERS, AND THEIR RESPECTIVE AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ARISING OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION, OR OTHERWISE, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER OR ANY SUBSIDIARY MAY NOW OR HEREAFTER HAVE AGAINST THE ADMINISTRATIVE AGENT, THE LENDERS, OR THEIR AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND RELATING TO (I) THE OBLIGATIONS OR ANY LOAN DOCUMENT OR HEDGE AGREEMENT, (II) ANY LOAN, (III) ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, (IV) THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THIS AMENDMENT, THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR (V) THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENTS.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

NEXT.E.GO MOBILE SE,
as the Borrower

By
Name:	[*]
Title:	[*]

[Signature Page to Amendment No. 1]

BRUCKE AGENT LLC,
as Administrative Agent

By:
Name:	[*]
Title:	[*]

BRUCKE FUNDING LLC,
as Lender

By:
Name:	[*]
Title:	[*]

[Signature Page to Amendment No. 1]